Exhibit 23.4

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 33-29929 of Heilig-Meyers Company on Form S-3 of our report dated January 5, 1996 on the financial statements of Weberg Division (a division of Weberg Enterprises, Inc.) as of and for the year ended December 31, 1994 which is incorporated by reference in Amendment No. 1 to Form 8-K dated February 19, 1997 of Heilig-Meyers Company.

/s/ Deloitte & Touche LLP
---------------------------------
DELOITTE & TOUCHE LLP


Denver, Colorado
July 23, 1997